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EXHIBIT 21.1

                           SUBSIDIARIES OF PENGE CORP.


                                                        JURISDICTION OF
      NAME                                        INCORPORATION/ORGANIZATION
      ----                                        --------------------------
      Major Trees, Inc.                                     Arizona